Exhibit 10.6

LAIRD SUPERFOOD, INC.

2018 EQUITY INCENTIVE PLAN

1.	Purpose

The purpose of this 2018 Equity Incentive Plan (the “Plan”) of Laird Superfood, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”), and any other business venture (including, without limitation, any limited liability company or joint venture) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3.	Administration and Delegation

(a)    Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. The Committee may, but is not required to, consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c)    Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to (i) grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act) or (ii) to determine the Grant Date Fair Market Value.

4.	Stock Available for Awards

(a)    Number of Shares; Share Counting.

(1)    Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for 346,148 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)    Share Counting. For purposes of counting the number of shares of Common Stock available for the grant of Awards under the Plan:

(A)    if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused shares of Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, and (2) in the case of the exercise of an SAR, the number of shares counted against the shares of Common Stock covered by such SAR that are available under the Plan shall be the full number of shares of Common Stock subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise; and

(B)    shares of Common Stock delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares of Common Stock subject to such Award that are available for the future grant of Awards.

(b)    Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards with respect to Common Stock in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a)    General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b)    Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Laird Superfood, Inc., any of Laird Superfood, Inc.’s present or future parent or subsidiary corporations (if any) as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)    Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of a share of Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any subsidiary Company, the exercise price shall not be less than 110% of the Grant Date Fair Market Value of a share of Common Stock on the date the Option is granted; provided further that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1)    if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) for a share of Common Stock on the date of grant; or

(2)    if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices for a share of Common Stock on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

(3)    if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value of a share of Common Stock for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as applicable, for the immediately preceding trading day and with the timing formulas specified in clauses (1) and (2) above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can use weighted averages either on a daily basis or such longer period as complies with Code Section 409A. The Board has sole discretion to determine the Grant Date Fair Market Value of a share of Common Stock for purposes of the Plan, and all Awards are conditioned on the Participants’ agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d)    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)    Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)    in cash or by check, payable to the order of the Company;

(2)    delivery of shares of Common Stock owned by the Participant, valued at the Grant Date Fair Market Value;

(3)    if an Option is a Nonstatutory Stock Option, to the extent provided for in the applicable Option agreement or approved by the Board, by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Grant Date Fair Market Value equal to the aggregate exercise price at the time of exercise;

(4)    to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, through the sale of the shares of Common Stock acquired on exercise of the Option through a broker-dealer to whom the

Participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such shares of Common Stock, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Participant by reason of such exercise; or

(5)    by any combination of the above permitted forms of payment.

(g)    Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the applicable Common Stock (valued in the manner determined by (or in the manner approved by) the Board) or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of any exchange or marketplace on which the Common Stock is listed or traded (“Exchange”).

6.	Stock Appreciation Rights

(a)    General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive a number of shares of Common Stock or an amount of cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in the manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b)    Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of a share of Common Stock covered by the SAR on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c)    Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d)    Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)    Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the applicable Common Stock (valued in the manner determined by (or in a manner approved by) the Board) or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.

7.	Restricted Stock; Restricted Stock Units

(a)    General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or is settled (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)    Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)    Additional Provisions Relating to Restricted Stock.

(1)    Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Common Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to holders of Common Stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2)    Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)    Additional Provisions Relating to Restricted Stock Units.

(1)    Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company such number of shares of Common Stock covered by such Award or (if so provided in the applicable Award agreement) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares of Common Stock covered by the Award as are set forth in the applicable Restricted Stock Unit agreement. The Board may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2)    Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)    Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock covered by such Award (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8.	Other Stock-Based Awards

(a)    General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b)    Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event with respect to Common Stock, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding

Option with respect to such Common Stock, (iv) the share and per-share provisions and the measurement price of each outstanding SAR with respect to such Common Stock, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award with respect to such Common Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award with respect to such Common Stock, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of its Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)    Reorganization Events.

(1)    Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all shares of Common Stock are converted into or exchanged for the right to receive cash, securities or other property or are cancelled, (b) any transfer or disposition of all shares of Common Stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A)    In connection with a Reorganization Event, the Board, in its sole discretion, may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards, other than Restricted Stock, on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event)

multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B)    Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A -3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C)    For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of shares of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders of shares of Common Stock were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)    Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a)    Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A of the Code, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b)    Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)    Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)    Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)    Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of shares of Common Stock covered by an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part (i) by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, or (ii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise or vesting of an Award, in either case valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock or a reduction in stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)    Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(g)     Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock covered by an Award pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)    Acceleration. The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(i)    No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment of an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

(j)    Securities Registration. No Awards shall be granted under the Plan and no shares of Common Stock shall be issued and delivered upon the exercise of Options or SARs granted under the Plan unless and until the Company and/or the Participant have complied with all applicable federal and state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

(k)    Representations; Legends. The Board may, as a condition to the grant of any Award or the exercise of any Option or SARs under the Plan, require a Participant to (i) represent in writing that the shares of Common Stock received in connection with such Award are being acquired for investment and not with a view to distribution and (ii) make such other representations and warranties as are deemed appropriate by counsel to the Company. Each certificate representing shares of Common Stock acquired under the Plan shall bear a legend in such form as the Company deems appropriate.

(l)    Entry into Agreements. In connection with the grant, vesting and/or exercise of any Award under the Plan, the Board may require a Participant to execute and become a party to a voting agreement or right of first refusal and co-sale agreement or similar agreements as a condition of such grant, vesting and/or exercise. Such agreements may contain restrictions on the transferability of shares of Common Stock acquired under the Plan (such as a right of first refusal or a prohibition on transfer) and such shares may be subject to call rights and drag-along rights of the Company and certain of its investors. The Company shall also have any repurchase rights set forth in such agreements or any Award agreement.

11.	Miscellaneous

(a)    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)    No Rights As Stockholder; Clawback Policy. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, a Participant agrees to be bound by any clawback policy the Company has in effect or may adopt in the future.

(c)    Effective Date and Term of Plan. The Plan shall become effective immediately following stockholder approval of the Plan (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that no amendment that would require stockholder approval under the rules of the Exchange may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e)    Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions or for any other reason determined by the Board. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)    Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the

Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g)    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

THE SECURITIES OFFERED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND ANY SALE OF SUCH SECURITIES IS SUBJECT TO COMPLIANCE, OR THE AVAILABILITY OF EXEMPTIONS FROM COMPLIANCE, THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS INSTRUMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. TRANSFER OF THIS INSTRUMENT AND THE SECURITIES OFFERED HEREBY IS RESTRICTED AS PROVIDED IN SECTIONS 6 AND 7 BELOW.

FORM OF STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into, effective as of __________________ by and between Laird Superfood, Inc., (the “Company”), and __________ (the “Holder”).

R E C I T A L S

A. The Company has adopted the Laird Superfood, Inc. 2018 Equity Incentive Plan (the “Plan”), a copy of which is attached as Exhibit A. Capitalized terms that are used but not defined in this Agreement will have the meanings given those terms in the Plan.

B. The Holder has been designated to receive an option under the Plan.

NOW, THEREFORE, the Company and the Holder agree as follows:

1. Grant of the Option. The Company grants to the Holder an option (the “Option”) to acquire from the Company ___________ shares of Common Stock at the price of _________ ($_____) per share (the “Purchase Price”). The Option is [designated as a Nonstatutory Stock Option][intended to qualify as an Incentive Stock Option; provided, however, that to the extent the aggregate Grant Date Fair Market Value of the shares of Common Stock covered by the Option, plus all other Incentive Stock Options held by the Holder, that are exercisable for the first time by the Holder during any calendar year (under all plans of the Company and its affiliates) exceeds one hundred thousand dollars ($100,000), the option(s) or portion of the option(s) that exceed such limit (according to the order in which the options were granted) will be treated as Nonstatutory Stock Options].

2. Term of the Option. The Holder may not exercise the Option before the date of grant or after its term expires. Unless earlier terminated pursuant to the Plan, the Option will terminate on the earliest to occur of the following: (a) the ________ (____) anniversary of the Date of Grant of the Option; (b) the expiration of three (3) months following the date of termination of the Holder’s Service for any reason other than death, Disability or Cause; (c) the expiration of one (1) year following the date of termination of the Holder’s Service by reason of death or Disability; and (d) the date of termination of the Holder’s Service for Cause.

3. Vesting. The Options will vest in accordance with the following schedule, subject to the Holder’s continued Service through the applicable vesting date:

After the Holder’s Service terminates for any reason, the Option will thereafter be exercisable only for the shares for which it was vested and exercisable on the date of termination. Vesting of the Option will cease upon the termination of the Holder’s Service for any reason. For purposes of this Agreement, “Service” means the Holder’s service with the Company, whether as an employee, director, consultant or advisor.

4. Provisions of Plan. The Option is subject to all of the provisions of the Plan.

5. Method of Exercise. In order to exercise the Option, the Holder must do the following:

(a)	deliver to the Company a written notice, substantially in the form of the attached Exhibit B, specifying the number of shares of Common Stock for which the Option is being exercised;

(b)	surrender this Agreement to the Company;

(c)

tender payment to the Company of the aggregate Purchase Price for the shares for which the Option is being exercised, which amount may be paid (i) in cash or by cashier’s check; or, (ii) if authorized in the discretion of the Administrator, by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price due for the number of shares being acquired, or by means of attestation whereby the Holder (A) identifies for delivery specific shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) and that have a Fair Market Value on the date of attestation equal to the exercise price and (B) receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (iii) [to the extent authorized by the Administrator in its sole discretion, by reduction in the whole number of shares of Common Stock otherwise deliverable upon exercise of the Option with a Fair Market Value less than or equal to the aggregate exercise price at the time of exercise,] or (iv) such other method as the Administrator shall permit at the time of exercise of the Option;

(d)	pay, or make arrangements satisfactory to the Administrator for payment to the Company of, all taxes required to be withheld by the Company in connection with the exercise of the Option;

(e)

if requested by the Administrator, deliver to the Company, at the Holder’s expense, a legal opinion, satisfactory in form and substance to the Company, of legal counsel designated by the Holder and satisfactory to the Company, to the effect that exercise of the Option by the Holder, and the acquisition of shares of Common Stock pursuant thereto, may be effected without registration or qualification of such shares under the Securities Act, or any applicable state securities laws; and

(f)

execute and deliver to the Company an agreement to be bound by the Company’s contractual commitments applicable to Holder (e.g., the Company’s voting rights agreement), and any other documents required from time to time by the Administrator, including in order to promote compliance the Company’s contracted obligations with the Securities Act, applicable state securities laws, or any other applicable law, rule or regulation.

Unless the Option has terminated or been exercised in full, the Company shall affix to this Agreement an appropriate notation indicating the number of shares for which the Option was exercised and return this Agreement to the Holder.

For purposes of this Agreement, “Administrator” means the Board or the Committee, to the extent the Board has delegated its administrative powers under the Plan to a Committee.

6. Representations and Warranties. By executing this Agreement:

(a)	The Holder accepts the Option and agrees to comply with and be bound by all of the provisions of this Agreement and the Plan.

(b)

The Holder acknowledges that no registration statement under the Securities Act, or under any state securities laws, has been filed with respect to the Option or any shares of Common Stock that may be acquired upon exercise of the Option, and the Company is under no obligation to do so.

(c)

The Holder represents and warrants that the Option, and any shares of Common Stock acquired upon exercise of the Option, will be acquired and held by the Holder for the Holder’s own account, for investment purposes only, and not with a view towards the Distribution or public offering thereof nor with any present intention of reselling or distributing the same at any particular future time.

(d)	The Holder agrees not to sell, transfer or otherwise dispose of the Option except as specifically permitted by this Agreement, the Plan and any applicable securities laws.

(e)

The Holder agrees not to sell, transfer or otherwise dispose of any shares of Common Stock acquired upon exercise of the Option unless (i) there is an effective registration statement under the Securities Act covering the proposed disposition and compliance with governing state securities laws, (ii) the Holder delivers to the Company, at the Holder’s expense, a “no-action” letter or similar interpretative opinion, satisfactory in form and substance to the Company, from the staff of each appropriate securities agency, to the effect that such shares may be disposed of by the Holder in the manner proposed, or (iii) the Holder delivers to the Company, at the Holder’s expense, a legal opinion, satisfactory in form and substance to the Company, of legal counsel designated by the Holder and satisfactory to the Company, to the effect that the proposed disposition may be effected without registration or qualification of such shares under the Securities Act or any applicable state securities laws.

(f)

The Holder agrees that, in the event of an initial public offering (the “Offering”) by the Company of its Common Stock, that, for a period of 180 days after the effective date of the Registration Statement filed with the Securities and Exchange Commission relating to the Offering, the Holder will not directly or indirectly sell or offer to sell or otherwise dispose of any shares of Common Stock, or any securities convertible into or exchangeable for, or any rights to purchase or acquire Common Stock owned by the Holder, whether owned on such effective date or thereafter acquired, without the prior written consent of each managing underwriter in the Offering, which consent may be withheld at the sole discretion of any managing underwriter.

7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Holder only by Holder. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Holder.

8. Procedures Upon Permitted Transfer. Prior to any authorized sale, transfer or other disposition of any shares of Common Stock acquired upon exercise of the Option, the Holder agrees to give written notice to the Company of the Holder’s intention to effect such disposition. The notice must describe the circumstances of the proposed transfer in reasonable detail and must specify the manner in which the requirements of Section 6(e) above will be satisfied in connection with the proposed disposition. Subject to the Plan, after (a) legal counsel to the Company has determined that the requirements of Section 6(e) above will be satisfied, (b) the Holder has executed such documentation as may be necessary to effect the proposed disposition, and (c) the Holder has paid, or made arrangements satisfactory to the Administrator for the payment of any taxes, if any, required to be withheld by the Company in connection with the proposed disposition, and provided that all requirements for transfer under any contractual commitments of the Company applicable to the Holder have been met, the Company will, as soon as practicable, transfer such shares in accordance with the terms of the notice. Any stock certificate issued upon such transfer will bear a restrictive legend, in the form approved by the Administrator, unless in the opinion of legal counsel to the Company such legend is not required.

9. Rights as Stockholder. Until the issuance of the shares of Common Stock acquired upon exercise of the Option (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the shares underlying the Option, notwithstanding the exercise of the Option. The shares acquired upon exercise of the Option shall be issued to the Holder as soon as practicable after the Option is exercised.

10. Independent Tax Advice. Holder understands that Holder may suffer adverse tax consequences as a result of Holder’s purchase or disposition any shares of Common Stock acquired upon exercise of the Option. Holder represents that Holder has consulted with any tax consultants Holder deems advisable in connection with the purchase or disposition of such shares and that Holder is not relying on the Company for any tax advice.

11. Entire Agreement; Amendments; Binding Effect. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the Company and the Holder regarding the subject matter hereof. Except as permitted by the Plan, no amendment of the Option or this Agreement, or waiver of any provision of this Agreement or the Plan, shall be valid unless in writing and duly executed by the Company and the Holder. The failure of any party to enforce any of that party’s rights against the other party for breach of any of the terms of this Agreement or the Plan shall not be construed as a waiver of such rights as to any continued or subsequent breach. This Agreement shall be binding upon the Holder and his or her heirs, successors and assigns.

12. Section 409A Compliance. Notwithstanding any provisions in the Plan or this Agreement to the contrary, the Administrator may, at any time and without the consent of the Holder, modify the terms of the Option as it determines appropriate to avoid the imposition of interest or penalties under Section 409A of the Code.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

“Company”	LAIRD SUPERFOOD, INC.

________________________________

[NAME]

DATE: ________________________________

________________________________

[HOLDER]

DATE: ________________________________________

EXHIBIT B

FORM OF EXERCISE OF OPTION

To: Laird Superfood, Inc.

The undersigned holds an Option (the “Option”), represented by a Stock Option Agreement dated effective as of __________ (the “Agreement’’), granted to the undersigned pursuant to the Laird Superfood, Inc. 2018 Equity Incentive Plan (the “Plan”). The undersigned hereby exercises the Option and elects to purchase ___________ shares (the “Shares”) of Common Stock of Laird Superfood, Inc. (the “Company”) pursuant to the Option. This notice is accompanied by full payment of the Purchase Price for the Shares in cash or by check or in another manner permitted by Section 5 of the Agreement. The undersigned has also paid, or made arrangements satisfactory to the Administrator for payment of, all taxes, if any, required to be withheld by the Company in connection with the exercise of the Option.

The undersigned acknowledges that no registration statement under the Securities Act, or under any state securities laws, has been filed with respect to the Shares, and the Company is under no obligation to do so. The undersigned represents and warrants that the undersigned is acquiring and will hold the Shares for the undersigned’s own account, for investment purposes only, and not with a view towards the distribution or public offering of the Shares nor with any present intention of reselling or distributing the Shares at any particular future time. The undersigned consents to the appearance of a restrictive legend, in substantially the form set forth below, or in any form approved by the Administrator, on the certificate for the Shares:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

(THE “ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ANY STATE SECURITIES LAWS.

The undersigned further agrees that upon exercise of the Option the undersigned and the Shares will be subject to and bound by the Company’s Stockholders’ Agreement, and the undersigned agrees to take such further steps and execute such further instruments, including but not limited to the Consent to be Bound attached hereto, as the Company may reasonably request to evidence the fact that the undersigned is a party to and is bound by the Stockholders’ Agreement, receipt of a copy of which is hereby acknowledged.

Date:______________________

__________________________________

[Holder]